November 8, 2002

Dear Stockholder:

        It is our pleasure to invite you to the Annual Meeting of Stockholders of Webco Industries, Inc. to be held on Wednesday, December 4, 2002, at 4:00 p.m. (Central Standard Time), at 9101 West 21st Street, Sand Springs, Oklahoma.

        Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

        We sincerely hope you will be able to join us at the meeting. The officers and directors of the Company look forward to your attendance.

                                                                                                            Sincerely,

                                                                                                            /s/ F. William Weber
                                                                                                            F. William Weber
                                                                                                            Chairman

WEBCO INDUSTRIES, INC.
9101 West 21st Street
Sand Springs, Oklahoma 74063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held December 4, 2002

        Notice is hereby given that the Annual Meeting of Stockholders of Webco Industries, Inc. (the "Company") will be held at 9101 West 21st Street, Sand Springs, Oklahoma, on Wednesday, December 4, 2002, at 4:00 p.m. (Central Standard Time) for the following purposes:

1. to elect two directors of the Company;

2. to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants of the Company;

3. to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on October 25, 2002 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                                                            By order of the Board of Directors,

                                                                                                            /s/ Michael P. Howard
                                                                                                            Michael P. Howard,
                                                                                                            Assistant Secretary

November 8, 2002

WEBCO INDUSTRIES, INC.
9101 West 21st Street
Sand Springs, Oklahoma 74063

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
December 4, 2002

        This Proxy Statement is being furnished to the stockholders of Webco Industries, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 4, 2002, at the offices of the Company at 9101 West 21st Street, Sand Springs, Oklahoma, at 4:00 p.m. (Central Standard Time), and any adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about November 8, 2002.

        Only stockholders of record at the close of business on October 25, 2002, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, the Company had 7,081,723 shares of common stock outstanding, par value $.01 per share (the "Common Stock"), which are the only securities of the Company entitled to vote at the stockholders meeting. Each share of Common Stock is entitled to one vote. Voting rights are non-cumulative. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

        All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. Where a choice is specified as to a particular matter, proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy intend to vote FOR the election of the nominees for director listed herein and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants of the Company for the current year. Directors are elected by plurality vote (i.e., the nominee receiving the highest number of affirmative votes of the shares voting for the board seat under consideration will be elected). The ratification of the re-appointment of PricewaterhouseCoopers LLP will require the affirmative vote of a majority of the shares of Common Stock voting. Abstentions and broker non-votes will not be counted as votes cast on any matter to which they relate.

        The Board of Directors does not know of any other matter that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

        Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless, at any time prior to voting of the proxy, the stockholder so attending the meeting notifies the Secretary of the Company, in writing, of his or her withdrawal of the proxy.

        The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses.

Security Holdings of Principal Stockholders, Directors and Executive Officers

        The table below sets forth the beneficial ownership of the Common Stock as of July 31, 2002 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each of the executive officers of the Company, including the Named Executive Officers named in the "Summary Compensation Table" below, and (iv) all directors and executive officers of the Company as a group.

                                                                                                                               Amount and Nature
                                                                                                                                   of Beneficial                                        Percent
Name                                             Position                                                                  Ownership                                     of Class

F. William Weber                      Chairman of the Board,Chief                               2,135,150 (1)                                          30.2%
Executive Officer

Dana S. Weber Vice                  Chairman of the Board,                                           824,481 (1)                                          11.7
                                                     President, Chief Operating Officer

Christopher L. Kowalski          Director, President of Phillips &                            415,000 (4)                                            5.9
Johnston, Inc.

Dr. Kenneth E. Case                  Director                                                                       18,500 (2)                                               *

Jack D. McCarthy                      Director                                                                         5,000 (2)                                               *

Bradley S. Vetal                         Director                                                                          9,500 (2)                                               *

Kimberly A.W. Frank               Shareholder                                                               404,864 (3)                                             5.7

David E. Boyer                          Senior Vice President - Tubing Operations,
                                                    Secretary                                                                     132,259 (2)                                             1.9

Michael P. Howard                  Chief Financial Officer, Senior Vice                         86,192 (2)                                             1.2
                                                   President - Finance and Administration,
                                                   Treasurer, Assistant Secretary

Stuart D. Keeton                      Vice President, General Manager -                           47,383 (2)                                                *
                                                   Stainless Products Division

William F. Obermark                Senior Vice President - Corporate Develop-         116,201 (2)                                            1.6
                                                   ment and Manufacturing Technology

Prescott Group Aggres-        Institutional Investor                                                 424,300 (5)                                            6.0
sive Small Cap, L.P.

Robert N. Pressly                    Retired Officer of Company                                     385,000 (4)                                            5.4

Strong Capital                          Institutional Investor                                               674,775 (6)                                             9.5
Management, Inc.

Rodney W. Watkins              Vice President, General Manager -                           13,923 (2)                                                 *
Oil City Tube Division

Randyl D. Watson                  Vice President, General Manager -                          13,000 (2)                                                  *
Southwest Tube Division

Thomas M. Willey                  Vice President - Materials Management                49,593 (2)                                                  *

All directors and executive                                                                                     3,866,182                                                  54.6%
officers of the Company as a
group (thirteen persons)

* - Less than 1%

(1) -  F. William Weber, Martha A. Weber, Dana S. Weber and Kimberly A.W. Frank (the "Weber Family") each hold his or her shares in a revocable living trust. F. William Weber and Martha A. Weber are husband and wife and are co-trustees of the trusts established by each other. Certain members of the Weber Family (F. William Weber, Martha A. Weber, Dana S. Weber and Kimberly A.W. Frank) may be deemed to be a "group," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and to share beneficial ownership of the shares owned by each other member of the Weber Family. Each member of the Weber Family disclaims beneficial ownership of the shares owned by each other member of the Weber Family, except Mr. and Mrs. F. William Weber as to the shares owned by the other (shares shown in the table for each member of the Weber Family do not include shares as to which beneficial ownership is disclaimed as aforesaid). In addition, members of the Weber Family disclaim beneficial ownership of certain shares included in those shown for them in the table, as follows: Mr. and Mrs. F. William Weber disclaim beneficial ownership of 262,648 shares held in an irrevocable trust, of which they are the trustees, for the benefit of Ashley R. Weber; Dana S. Weber disclaims beneficial ownership of 7,400 shares held in an irrevocable trust, of which she is the trustee, for the benefit of the children of Kimberly A.W. Frank; and Kimberly A.W. Frank disclaims beneficial ownership of 4,600 shares held in an irrevocable trust, of which she is a co-trustee, for the benefit of the child of Dana S. Weber. The address of each such stockholder is c/o Webco Industries, Inc., 9101 West 21st Street, Sand Springs, Oklahoma 74063.

(2) - Includes shares of Common Stock that directors and executive officers had the right to acquire on September 30, 2002 as follows: Dr. Kenneth E. Case, 17,000; Jack D. McCarthy, 5,000; Bradley S. Vetal, 9,500; Kimberly A.W. Frank, 2,000; David E. Boyer, 32,400; Michael P. Howard, 32,400; Stuart D. Keeton, 31,200; William F. Obermark, 31,400; Rodney W. Watkins, 13,800, Randyl D. Watson, 13,000 and Thomas M. Willey, 29,900.

(3) - See Footnotes (1) and (2) above.

(4) - The address of Christopher L. Kowalski and Robert N. Pressly is c/o Webco Industries, Inc., 9101 West 21st Street, Sand Springs, Oklahoma 74063.

(5) - According to Schedule 13G dated January 31, 2002. The address of Prescott Group Aggressive Small Cap, L.P. is 1924 South Utica, Suite 1120, Tulsa, Oklahoma 74104-6529.

(6) - According to Schedule 13G dated February 13, 2002. The address of Strong Capital Management, Inc. is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051.

ELECTION OF DIRECTORS

        The Board of Directors is presently composed of six members, four of whose terms as directors continue past the date of the Annual Meeting. The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that one class shall be elected each year and serve for a three-year term. If the nominees should become unavailable for any reason, which is not anticipated, the proxy will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting, or, if no substitute is selected by the Board of Directors prior to or at the meeting, for a motion to reduce the membership of the Board of Directors to the number of remaining directors. The nominees for director will be elected by a plurality of the votes cast (i.e. the nominee for the board seat being considered receiving the highest number of affirmative votes of the shares voting will be elected). Executive officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

Nominees for Election at the Annual Meeting
Name                                                          Age                      Positions with Company                              Director Since

F. William Weber                                      76                          Chairman of the Board, Chief                                 1969
Executive Officer

Dana S. Weber                                           45                          Vice Chairman of the Board,                                  1990
                                                                                                    President, Chief Operating Officer

Directors Whose Terms Continue
Name                                                          Age                      Positions with Company                              Director Since

Dr. Kenneth E. Case                                  58                          Director                                                                      1995

Christopher L. Kowalski                           50                          Director, President of Phillips &                            1998
                                                                                                    Johnston, Inc.

Jack D. McCarthy                                      59                          Director                                                                      2001

Bradley S. Vetal                                          46                          Director                                                                     2000

Executive Officers who are not Directors
Name                                                          Age                      Positions with Company                                Officer Since

David E. Boyer                                           42                          Senior Vice President - Tubing Operations,        1992
                                                                                                    and Secretary

Michael P. Howard                                    39                          Chief Financial Officer, Senior Vice                       1997
                                                                                                    President - Finance and Administration,
                                                                                                    Treasurer, Assistant Secretary

Stuart D. Keeton                                       44                           Vice President, General Manager -                        1995
Stainless Products Division

William F. Obermark                                 61                           Senior Vice President – Corporate Develop-       1984
                                                                                                    ment and Manufacturing Technology

Rodney W. Watkins                                36                           Vice President, General Manager -                         2000
                                                                                                    Oil City Tube Division

Randyl D. Watson                                   36                           Vice President, General Manager -                         2000
                                                                                                    Southwest Tube Division

Thomas M. Willey                                   60                           Vice President - Materials Management               1995

        F. William Weber is Chairman of the Board and Chief Executive Officer of the Company, positions he has held with the Company, or its predecessors, since founding the Company in 1969. Mr. Weber's term as a Director of the Company expires in December 2002. Mr. Weber is Chairman of the Board of Custom Containers International ("C-CAM"), a company owned by the Weber Family which manufactures intermodal tank containers and fabricates other metal products, and Diversified Plastics, Inc. ("Diversified"), a company owned by F. William Weber, until its sale in September 2002, which primarily manufactures plastic access panels and performs some packaging services. Mr. Weber is not actively involved in the day-to-day operations of C-CAM or Diversified.

        Dana S. Weber became President of the Company in June 1995, and is also Vice Chairman of the Board and Chief Operating Officer, positions she has held since June 1990. Ms. Weber's term as a Director of the Company expires in December 2002. Ms. Weber was the acting Chief Financial Officer of the Company from August 1994 to July 1995. Ms. Weber served as Chief Financial Officer and Treasurer of the Company from 1986 to June 1990. Ms. Weber has been with the Company, or its predecessors, in various positions since 1977. Ms. Weber also serves on the Board of C-CAM, but has not been actively involved in the day-to-day operations of C-CAM since March 1, 1994. Ms. Weber is the daughter of F. William Weber.

        Dr. Kenneth E. Case has been a Director of the Company since July 1995. Dr. Case's term as a Director of the Company expires in December 2004. Dr. Case is a Regents Professor of Industrial Engineering and Management and has been at Oklahoma State University since August 1975. He is a licensed professional engineer and was named the Outstanding Engineer in Oklahoma in 1987. His primary specialties are in the fields of quality and reliability. Dr. Case was a Senior Examiner on the Malcolm Baldrige National Quality Award from 1988 to 1990, and on the Panel of Judges from 1991 to 1993. He is a member of the National Academy of Engineering and the International Academy for Quality. He is a Fellow and currently President-Elect of the 100,000-member American Society for Quality. He is a Fellow and 1986-7 president of the Institute of Industrial Engineers. In 2002, Dr. Case became the 29th recipient of the Frank and Lillian Gilbreth Industrial Engineering Award, the IIE’s highest honor.

        Christopher L. Kowalski has been a Director of the Company since June 1998. Mr. Kowalski’s term as a Director of the Company expires in December 2003. Mr. Kowalski is President of Phillips & Johnston, Inc. ("P&J"), a wholly owned subsidiary of the Company. Mr. Kowalski joined P&J in 1979 and has served as its President since 1987. Prior to his employment with P&J, Mr. Kowalski worked for Central Steel & Wire, Inc.

        Jack D. McCarthy has been a Director of the Company since December 2001. Mr. McCarthy’s term as a Director of the Company expires in December 2004. Mr. McCarthy has served as Senior Vice President and Chief Financial Officer of The Williams Companies since 1992. Mr. McCarthy has been with The Williams Companies since 1986, serving as Executive Director of Taxation and Vice President and Treasurer. Mr. McCarthy also held various executive and director positions in taxation and finance for Tenneco, Inc., El Paso Natural Gas, Inc., and Phillips Petroleum Company. Prior to those employments, Mr. McCarthy worked for the independent accounting firm, Ernst & Young, and a law firm. Mr. McCarthy holds a Juris Doctorate from Wayne State University, and a MBA and BBA from the University of Michigan. The Williams Companies is publicly traded on the New York Stock Exchange.

        Bradley S. Vetal has been a Director of the Company since December 2000. Mr. Vetal’s term as a Director of the Company expires in December 2003. Mr. Vetal has served as Chairman and Chief Executive Officer, President, and Director of Matrix Service Company since March 1999. Mr. Vetal has been with Matrix since January 1987 and has served as President of Matrix Service, Inc. since June 1, 1992. From June 1996 to March 1999 Mr. Vetal was Vice President - Tank Division of Matrix Service Company and from June 1991 through May 1992, Mr. Vetal served as Vice President of Eastern Operations of Matrix Service Mid-Continent, Inc. Mr. Vetal graduated Cum Laude from the University of Michigan with a degree in Mechanical Engineering. Matrix is publicly traded on the Nasdaq National Market System.

        David E. Boyer is Senior Vice President - Tubing Operations, a position held since May 2001. Mr. Boyer has been the Secretary of the Company since November 1993. Mr. Boyer previously served as Vice President of Sales and Marketing from July 1992 to May 2001; General Manager-Stainless Products Division from June 1991 to July 1992; Product Manager, Stainless Products, from February 1989 to June 1991; and in various other positions with the Company since 1984. Mr. Boyer is a Fall 1998 graduate of the Harvard Business School Program for Management Development.

        Michael P. Howard is Chief Financial Officer, Senior Vice President - Finance and Administration, Treasurer and Assistant Secretary, responsibilities he assumed when joining the Company in January 1997. Mr. Howard was Vice President of Finance and Administration and Chief Financial Officer for Multimedia Games, Inc. from January 1996, to January 1997. From May 1985 to January 1996 Mr. Howard was with the international accounting firm of Coopers & Lybrand LLP, where he worked in the Business Assurance Group and served as the audit manager on the Company's audit during five years of that period. Mr. Howard is a Certified Public Accountant.

        Stuart D. Keeton has been Vice President and General Manager - Stainless Products Division in Mannford, Oklahoma, since November 1995. Mr. Keeton was previously the General Manager of Stainless Operations from July 1992 to November 1995, and has been with the Company in various positions since December 1980.

        William F. Obermark is the Senior Vice President - Corporate Development and Manufacturing Technology, a position he has held since December 1998. From November 1995 until 1998, he was the Vice President and General Manager - Southwest Tube Division. Mr. Obermark previously was Vice President of Engineering, a position he had held with the Company since June 1984. Mr. Obermark has been with the Company in various positions since 1980, and has been in the specialty tubing industry since 1969.

        Rodney W. Watkins has been the Vice President and General Manager - Oil City Tube Division in Oil City, Pennsylvania, since January 2000. Mr. Watkins previously served as the General Manager and Director of Maintenance and Engineering in Oil City. Mr. Watkins has been with the Company since 1990.

        Randyl D. Watson has been the Vice President and General Manager - Southwest Tube Division in Sand Springs, Oklahoma, since January 2000. From 1998 to January 2000, Mr. Watson was the General Business Manager of Weld Mill Operations and then all Operations at Southwest Tube. From 1993 to 1997, Mr. Watson was the Chief Engineer and Plant Manager for Southwestern Pipe in Houston, Texas. In addition to his current tenure, Mr. Watson was employed by the Company as its Production Engineering Manager in Sand Springs from 1989 to 1993 when he left to join Southwestern Pipe.

        Thomas M. Willey has been Vice President - Materials Management since March 1995. Mr. Willey has been with the Company in various purchasing and materials acquisition and management positions since May 1980.

Meetings of Board of Directors

        During the fiscal year ended July 31, 2002, the Board of Directors held four meetings. During that period, no Director attended fewer than 100% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she was a Director, and (ii) the total number of meetings held by all Committees of the Board of Directors on which he or she served during the period.

Board Committees Meetings and Membership

        The Company has a Compensation Committee whose members are: F. William Weber, Dr. Kenneth E. Case, Jack D. McCarthy and Bradley S. Vetal (Chairman); and an Audit Committee of the Board of Directors whose members are: Dr. Kenneth E. Case, Jack D. McCarthy (Chairman) and Bradley S. Vetal.

        The Compensation Committee's functions include reviewing executive salary and bonus structure, approving salary and bonus awards to key executives and administering the Company's 1994 Stock Incentive Plan and making grants thereunder. The Compensation Committee held three meetings in fiscal 2002. (See "Report of Compensation Committee").

        The Audit Committee makes recommendations concerning the engagement of independent accountants, reviews the plan and results of the audit engagement with the independent accountants, reviews other non-audit professional services provided by the independent accountants, reviews the independence of the independent accountants and considers the range of audit and non-audit fees. The Audit Committee maintains an audit committee charter. The Audit Committee held two full committee meetings in fiscal 2002 and, pursuant to the audit committee charter, the Audit Committee Chairman met separately with the independent accountants prior to each of the four earnings press releases for fiscal year 2002. (See "Report of Audit Committee")

Directors' Compensation

        Pursuant to the Company's 1994 Stock Incentive Plan (the "Plan"), each Director who is not an employee of the Company receives an initial grant of options to purchase 5,000 shares of Common Stock, if they join the Board prior to June 30 of any year. Thereafter, each outside Director, on January 1 of each year, receives options to purchase 5,000 shares of Common Stock. All such options will be exercisable at the fair market value at the date of grant, commencing six months after the date of grant. On January 1, 2002, each of Messrs. Case, McCarthy and Vetal received options to purchase 5,000 shares of Common Stock at a price of $2.80 per share. Outside Directors who are not members of the Compensation Committee are also eligible for discretionary grants under the Plan, none of which were made during fiscal year 2002. In addition, Directors of the Company who are not employees receive Directors' fees of $10,000 per year and $1,500 for each Board meeting or committee meeting (not held in connection with a Board meeting) attended in person ($2,000 if such Director is the Chairman of the Board or the committee) and $500 (or $1,000 for the Chairman) for each meeting attended by telephone. Outside Directors also receive reimbursement of all out-of-pocket expenses related to meetings attended. Officers of the Company who serve as Directors do not receive compensation for their services as Directors other than the compensation they receive as officers of the Company.

RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The Board of Directors has appointed PricewaterhouseCoopers LLP, the Company's independent certified public accountants, to audit the books and records of the Company for fiscal year 2003.

        Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

        The following table sets forth the cash compensation paid by the Company for services rendered during fiscal 2002 to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company, whose compensation exceeded $100,000 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Annual Compensation

                                                                                                                                                       Other Annual
Name and Principal Position                           Year               Salary              Bonus              Compensation

F. William Weber                                              2002               $ 406,100          $ 63,000 (1)            $          -
Chairman of the Board and Chief                   2001                  367,200 (1)                 -                              -
Executive Officer                                               2000                  422,700                      -                              -

Dana S. Weber                                                 2002                $ 250,000          $ 28,000 (1)           $ 10,000 (2)
Vice Chairman of the Board, President         2001                  208,900 (1)                  -                    10,000 (2)
and Chief Operating Officer                            2000                  254,000                       -                    10,000 (2)

Christopher L. Kowalski                                 2002               $ 208,800           $ 36,000                  $   5,800 (3)
Director, President of Phillips &                    2001                  200,000              79,000                       5,800 (3)
Johnston, Inc.                                                   2000                  200,000              68,000                       5,800 (3)

David E. Boyer                                                 2002               $ 143,700           $ 11,500 (1)             $           -
Senior Vice President – Tubing                     2001                  102,500 (1)                  -                               -
Operations, Secretary                                      2000                  115,700                       -                               -

Michael P. Howard                                         2002               $ 135,700 (4)      $ 11,500 (1)             $          -
Senior Vice President – Finance                   2001                  101,900 (5)                 -                                -
& Admin., Treasurer and Chief                     2000                  115,300 (4)                 -                                -
Financial Officer

(1) - In November 2000, each of Mr. Weber, Ms. Weber, Mr. Boyer and Mr. Howard, and certain other Company officers, elected as a group to  receive compensation at 85% of their current compensation for one year to enable the employment of a consultant to assist the Company in the enhancement of its profitability. As a result of the improvement in the Company’s operations, a portion of this salary reduction was repaid to these individuals and is reflected as a bonus in fiscal year 2002.

(2) - Represents amounts paid by the Company for the person’s benefit into a deferred compensation plan maintained for certain of the Company’s executives.

(3) - Represents the aggregate amount paid by the Company for life insurance policies.

(4) - Each of fiscal years 2002, 2001 and 2000 include $8,400 subsequently repaid to the Company as interest on outstanding advances totaling $175,000 at July 31, 2002, 2001 and 2000, respectively. (See "Certain Transactions.")

(5) - See notes (1) and (4) above.

Employment Agreements and Termination of Employment Arrangements

        Each of F. William Weber, Dana S. Weber, Christopher L. Kowalski and Michael P. Howard is employed pursuant to agreements that expire December 31, 2002. The agreements provide for a base salary of $422,706 for Mr. Weber, $225,000 for Ms. Weber, $200,000 for Mr. Kowalski and $115,000 for Mr. Howard, subject to such increases as may be approved by the Compensation Committee, and the use of an automobile. The Company pays the cost of a life insurance policy for Mr. Kowalski, as described in the footnotes to the Summary Compensation Table above. Upon the occurrence of a "change in control," each of the above will be entitled to receive an amount equal to three times the sum of his or her base salary plus the highest bonus paid to him or her in the prior three years (plus such amount as is necessary so that such payment is received net of any special or excise taxes), payable at such person's option in either a lump-sum or over three years with interest. A "change in control" is generally defined in the agreements to have occurred if (i) the Company consummates a merger in which the Company is not the surviving corporation or in which shares of Common Stock are converted into other property, other than a merger in which the holders of the Common Stock immediately prior to such merger have substantially the same proportionate ownership of Common Stock of the corporation surviving such merger, (ii) the Company sells, leases, exchanges, or transfers (in one or a series of related transactions) all or substantially all of its assets, (iii) the Company's stockholders approve a liquidation or dissolution of the Company, (iv) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Company or any employee benefit plan sponsored by the Company, becomes the beneficial owner of either (A) 51% of the Common Stock or (B) a greater percentage of the Common Stock than is held by the Weber Family, or (v) at any time during two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors cease to constitute at least a majority thereof, unless the election or nomination of each new director during such two-year period was approved by at least two-thirds of the directors then in office who were directors at the beginning of such two-year period.

Stock Options

        There were no grants of stock options during fiscal year 2002 to any of the Named Executive Officers.

        The following table shows the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of July 31, 2002. Also reported are the values for "in the money" options which represent positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock.

Aggregated Option Exercises in 2002
and Fiscal Year-End Option Values

                                                                                                         Number of Securities                      Value of Unexercised
                                                    Number of Securities                   Underlying Unexercised                          In-the-Money
                                                    Underlying Options                 Options at Fiscal Year-End ( #)         Options at Fiscal Year-End ($)

                                                                            Value
Name                                      Exercised (#)     Realized ($)          Exercisable      Unexercisable          Exercisable      Unexercisable

F. William Weber                             -                      -                        -                         -                 $        -              $         -
Dana S. Weber                                 -                      -                        -                         -                           -                         -
Christopher L. Kowalski                    -                      -                        -                         -                           -                         -
David E. Boyer                                -                      -                    32,400              19,600                     9,000              36,000
Michael P. Howard                           -                      -                    32,400              19,600                     9,000              36,000

Report of the Compensation Committee

        The Compensation Committee (the "Committee") of the Board of Directors is comprised of the three non-employee directors and the Chief Executive Officer. The Committee is responsible for reviewing and making recommendations to the Board of Directors regarding the compensation and benefits of the Company's management personnel.

        As discussed under "Employment Agreements and Termination of Employment Arrangements," the Company has employment agreements with F. William Weber, the Company's Chief Executive Officer, and Dana S Weber, the Company's Chief Operating Officer.

        Based upon its review of the relationship between the salaries of Chief Executive Officers and Chief Operating Officers in comparable companies, the Compensation Committee has established a salary policy for the Chief Operating Officer whereby the base salary for that position is approximately 60% of the base salary of the Chief Executive Officer.

        While decisions regarding salary levels for senior management personnel, other than the Chief Executive Officer and Chief Operating Officer, are determined by the Chief Executive Officer and the Chief Operating Officer (subject to review by the Compensation Committee), the Committee has established general policies designed to enable the Company to reward qualified management personnel and to provide long-term incentives.

        During fiscal year 2002, other than to Christopher L. Kowalski pursuant to his employment agreement, there were no bonuses paid other than in partial repayment of voluntary salary reductions taken by certain Named Executive Officers during fiscal year 2001. These repayment bonuses were discretionary and approved by the Committee and the Board of Directors in the first quarter of fiscal year 2002. Repayment was neither requested nor required by the Named Executive Officers at the time they volunteered for the salary reductions during fiscal year 2001.

        The Committee has approved a bonus compensation plan for the senior staff, including the CEO and COO, that is intended to reward participants for attaining budgetary goals that are established by the Company and approved by the Committee. The plan is effective for fiscal year 2003 and any bonuses paid for fiscal 2002 performance will be at the discretion of the Committee and the Board. The 2003 plan is designed to pay a target bonus if such budgetary goals are attained and increases the bonus amount at an accelerated rate if such budgetary goals are exceeded. In certain circumstances, the Company will deposit all or part of any such bonuses into a deferred compensation plan maintained by the Company for the benefit of certain of the Company’s executives.

MEMBERS OF COMPENSATION COMMITTEE
Bradley S. Vetal (Chairman)
F. William Weber
Dr. Kenneth E. Case
Jack D. McCarthy

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        There are no compensation committee interlocks. See "Certain Transactions."

Report of the Audit Committee

        The Audit Committee has:

  Reviewed and discussed the audited financial statements with management.
  Discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees".
  Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standards No. 1, and has discussed with the independent auditors the auditors’ independence.
  Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
  Reviewed and reassessed the adequacy of the formal written Audit Committee Charter.
  Determined that the members of the Audit Committee are independent as defined by the rules of the American Stock Exchange.

MEMBERS OF AUDIT COMMITTEE
Jack D. McCarthy (Chairman)
Dr. Kenneth E. Case
Bradley S. Vetal

        This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Accountant Compensation

        For the year ended July 31, 2002, fees for the audit of financial statements in the Form 10-K and quarterly reviews of the Form 10-Q were $160,000, of which $45,000 had been billed through July 31, 2002. During fiscal year 2002, the Company paid an additional $8,300 related to accounting research for the QuikWater sale and $2,000 related to various tax matters. There were no other compensated services, including Financial Information System Design and Implementation Fees, provided by PricewaterhouseCoopers.

Stock Price Performance Graph

        The following table compares on a cumulative basis the percentage change since July 31, 1997, in the total shareholder return on the Company's Common Stock, with (a) the total return on the AMEX Market Value Index, which is being used as the required broad equity market index, and (b) the total return for a selected peer group index (the "Peer Group"). The Peer Group consists of Maverick Tube Corporation, Steel Technologies, Inc. Lone Star Technologies, and Synalloy Corporation. Huntco, Inc., was included in the prior year’s peer group, but has been removed from the peer group due to bankruptcy. The graph assumes (i) investment of $l00 on July 31, 1997, in the Company's Common Stock, the AMEX Market Value Index and the common stock of the Peer Group, and (ii) the reinvestment of all dividends.

			Cumulative Total Return
	7/97	7/98	7/99	7/00	7/01	7/02

WEBCO INDUSTRIES, INC.	$100.00	$113.64	$66.36	$43.64	$36.73	$53.45
AMEX MARKET VALUE	$100.00	$111.20	$121.96	$140.25	$138.67	$129.63
PEER GROUP	$100.00	$45.71	$58.46	$105.73	$63.41	$49.87

CERTAIN TRANSACTIONS

C-CAM

        In October 1995, the Company entered into an agreement with C-CAM, an entity owned by the Company’s majority stockholders, to subcontract certain manufacturing services. Beginning in late 2000, the Company contracted with C-CAM to subcontract the production of QuikWater units, which ceased with the disposal of QuikWater in May 2002. Payments made by the Company under the agreements totaled $423,000 in fiscal 2002. In addition, the Company charges C-Cam for certain shared benefits and services, including health benefits and technical assistance. During fiscal year 2002, the Company charged C-Cam $110,000 for such shared benefits and services and had a receivable balance of $876,000 at July 31, 2002. Payments during 2002 on the receivable from C-Cam were $222,000. As of the end of fiscal year 2002, the Company had discontinued almost all sharing of such benefits and services with C-Cam.

Diversified Plastics. Inc.

        The Company purchases certain specialty packaging and shipping material from Diversified Plastics, Inc., an entity owned by F. William Weber. Payments made by the Company totaled $136,000 in fiscal 2002. In addition, the Company charges Diversified for certain shared benefits and services, including health benefits and technical assistance. During fiscal year 2002, the Company charged Diversified $10,000 for such shared benefits and services and had a receivable balance of $4,000 at July 31, 2002. Payments during 2002 on the receivable from Diversified were $28,000. In September 2002, Diversified was sold in exchange for a note from the new owners.  Mr. Weber and Dana Weber will serve as Directors of Diversified until such time as note is paid in full.

Advances to Affiliates

        Mr. F. William Weber, Chairman of the Board and Chief Executive Officer, had an outstanding advance during fiscal 2002 and at July 31, 2002 of $1,200,000. The advance is evidenced by a promissory note from Mr. Weber and is collateralized by company stock and is also a personal obligation. The note bears interest at 3.97%, which is payable at maturity of the note on June 30, 2007. Accrued interest on this note was $663,000 at July 31, 2002, of which, $70,000 accrued during fiscal 2002.

Loans to Officers

        The Company has made advances to certain executives. As of July 31, 2002, such advances included $168,000 to Mr. William F. Obermark, $175,000 to Mr. David E. Boyer and $175,000 to Mr. Michael P. Howard. The advances are evidenced by promissory notes and are collateralized by company stock and are also personal obligations of the respective officers. Interest on the advances is charged at the rate of 3.97%. At July 31, 2002, accrued interest on Mr. Boyer’s note was $24,000. Interest charged on these advances amounted to $21,300 during fiscal year 2002. The notes are due on December 31, 2006.

Lease of Facility

        The Company leases warehouse space in Nederland, Texas that is owned by a partnership, of which the principals include four vice presidents of the Company. During fiscal year 2002, the Company paid $64,800 to the partnership in rentals. The rentals were established at the beginning of the lease based on an independent evaluation.

STOCKHOLDER PROPOSALS

        It is contemplated that the Company's 2003 Annual Meeting of Stockholders will be held on or about December 3, 2003. Stockholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of Stockholders to be held in 2003 must submit the same in writing so as to be received at the executive offices of the Company on or before July 1, 2003. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

                                                                                                            By order of the Board of Directors,

                                                                                                            /s/ Michael P. Howard
                                                                                                            Michael P. Howard,
                                                                                                            Assistant Secretary

November 8, 2002